                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MISSISSIPPI CHEMICAL CORPORATION
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:


     2)  Aggregate number of securities to which transaction applies:


     3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)  Proposed maximum aggregate value of transaction:


     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


     2)  Form, Schedule or Registration Statement No.:


     3)  Filing Party:


     4)  Date Filed:

                       [Mississippi Chemical Corp. Logo]

                                  P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 9, 1999

     As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation, you are hereby given notice of, and invited to attend in person or by proxy, the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, on Tuesday, November 9, 1999, at 9:00 a.m. local time, for the following purposes:

     1. To elect four members to the Board of Directors to serve until the 2002 Annual Meeting of Shareholders.

     2. To consider and vote upon approval of the Amended and Restated Mississippi Chemical Corporation 1994 Stock Incentive Plan.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 1, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting and any adjournments or postponements thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED, STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                            /s/ ROSALYN B. GLASCOE

                                            ROSALYN B. GLASCOE
                                            Corporate Secretary

Yazoo City, Mississippi
September 27, 1999

     YOUR VOTE IS IMPORTANT. PLEASE DATE, EXECUTE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE APPROVAL OF THE AMENDED AND RESTATED MISSISSIPPI CHEMICAL CORPORATION 1994 STOCK INCENTIVE PLAN.

                        MISSISSIPPI CHEMICAL CORPORATION

                              1999 PROXY STATEMENT

                               VOTING INFORMATION

PURPOSE

     This Proxy Statement and the accompanying proxy card are being mailed to the Company's shareholders beginning September 27, 1999. The Board of Directors (the "Board") is soliciting proxies to be used at the 1999 Annual Meeting of Shareholders which will be held on November 9, 1999, at the time and place stated in the Notice of Annual Meeting accompanying this Proxy Statement ("Annual Meeting"). Proxies are solicited to give all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

RECORD DATE

     Only holders of record on September 1, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

SHARES OUTSTANDING

     On September 1, 1999, 26,139,634 shares of the Company's common stock were issued and outstanding.

VOTING OF THE SHARES

     Each holder of the Company's common stock will be entitled to one vote, in person or by proxy, for each share standing in such holder's name on the Company's books on September 1, 1999, on any matter submitted to a vote of shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of the Company's common stock represented by such proxy will be voted FOR approval of all proposals addressed at the meeting. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If, however, other matters are properly presented at the Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

VOTE REQUIRED

     Director nominees are required to receive a plurality of votes present and voting at the Annual Meeting in order to be elected. Receipt of a majority of the votes present and voting at the Annual Meeting is required for approval of the Amended and Restated 1994 Stock Incentive Plan.

REVOCABILITY OF PROXIES

     A proxy for use at the Annual Meeting is enclosed with this Proxy Statement. A shareholder executing and returning a proxy may revoke it at any time prior to the voting thereof either by revoking the proxy in person at the Annual Meeting or by delivering a signed written notice of revocation to the office of our Corporate Secretary (P.O. Box 388, Yazoo City, Mississippi 39194) before the Annual Meeting begins.

SOLICITATION OF PROXIES

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the notice, proxy card, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails. We have engaged Morrow & Co., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $5,000 plus reimbursement for their out-of-pocket expenses.

PLAIN ENGLISH INITIATIVE

     We are participating in the Securities and Exchange Commission's "plain English" initiative by offering proxy information to our shareholders in language that is easier to read and understand. The terms "Company," "we," "us," and "our" refer to Mississippi Chemical Corporation and its wholly owned subsidiaries.

                       PROPOSAL -- ELECTION OF DIRECTORS
                                (PROXY ITEM #1)

     The Company's Articles of Incorporation provide that the Board shall consist of not fewer than nine nor more than 15 directors, with the exact number of directors to be fixed by the Board, and that the Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors is currently fixed at 12. Four directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting of Shareholders. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the four nominees set forth hereinafter. See "Nominees for Election to Serve Until 2002."

     In the event that any of the nominees for election as director are not available to serve as a director at the time of election at the Annual Meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

     THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

NOMINEES FOR ELECTION TO SERVE UNTIL 2002

 Haley Barbour, Age 51

     Director of the Company since January 1997. For more than the past five years, Mr. Barbour has been a partner and attorney in the law firm Barbour, Griffith & Rogers in Washington, D.C. From 1993-1997, Mr. Barbour served as Chairman of the Republican National Committee. He is a director of SkyTel Communications, Inc., and Blount International, Inc.

 Wayne Thames, Age 63

     Director of the Company since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.

 W. R. Dyess, Age 60

     Director of the Company since 1991. For more than the past five years, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

 David M. Ratcliffe, Age 50

     Director of the Company since 1994. Mr. Ratcliffe became the President and Chief Executive Officer of Georgia Power, an electric utility, in 1999. From 1998 until becoming President, Mr. Ratcliffe was Georgia Power's Executive Vice President and Chief Financial Officer. From 1995 to 1998, he served as Senior Vice President of External Affairs of the Southern Company, a utility holding company based in Atlanta, Georgia. From 1991 to 1995, Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility.

DIRECTORS CONTINUING TO SERVE UNTIL 2001

 John W. Anderson, Age 64

     Director of the Company since 1989. Mr. Anderson is the former President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. He served in that capacity from 1989 to 1995 when he retired.

 Frank R. Burnside, Jr., Age 50

     Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.

 Charles O. Dunn, Age 51

     Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer in April 1993. Prior to becoming President and Chief Executive Officer, he served in various positions within the Company, including Executive Vice President.

 George Penick, Age 51

     Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

DIRECTORS CONTINUING TO SERVE UNTIL 2000

 Coley L. Bailey, Age 48

     Director of the Company since 1978 and Chairman of the Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

 Woods E. Eastland, Age 54

     Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staplcotn & Stapldiscount, a cotton marketing and financing cooperative located in Greenwood, Mississippi.

 John Sharp Howie, Age 59

     Director of the Company since 1966 and Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

 W. A. Percy II, Age 59

     Director of the Company since 1997. Previously served as director of the Company from 1988-1994. For more than the past five years, Mr. Percy has been engaged in farming activities in Washington County, Mississippi, and other agribusiness enterprises. He is a director of ChemFirst Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board manages the business affairs of the Company in accordance with the Mississippi Business Corporation Act, as implemented by the Company's Articles of Incorporation and Bylaws. All of the Company's directors are independent, nonemployee directors except Mr. Dunn, who is President and Chief Executive Officer. Mr. Dunn does not participate in any action of the Board that relates to executive compensation. The Board met four times in fiscal 1999. Each director spends considerable time in preparing for and attending Board and committee meetings. During fiscal 1999, each director attended at least 81% of the meetings of the Board and of all committees on which such director served. An international consulting firm, IEP Advisors, in which Mr. Barbour is an equity owner, received $119,997 in fees for consulting services provided to the Company in fiscal 1999. This relationship has ended and no fees are expected to be paid to IEP Advisors in fiscal 2000.

BOARD COMMITTEES

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The members of the committees as of June 30, 1999, were as follows:

           AUDIT             COMPENSATION                 CORPORATE GOVERNANCE         EXECUTIVE
           -----             ------------                 --------------------         ---------
John W. Anderson, Chairman   John Sharp Howie, Chairman   W. R. Dyess, Chairman        Coley L. Bailey, Chairman
Haley Barbour                Frank R. Burnside, Jr.       George Penick                John W. Anderson
Woods E. Eastland            W. A. Percy II               W. A. Percy II               Charles O. Dunn
Wayne Thames                 David M. Ratcliffe                                        Woods E. Eastland
                                                                                       John Sharp Howie

AUDIT COMMITTEE

     The Audit Committee met four times in fiscal 1999. The primary duties and responsibilities of the Audit Committee, which are set forth in a written Charter approved by the Board, include recommending the appointment of independent auditors and monitoring the accounting and audit functions of the Company. Each member of the Audit Committee is an independent, nonemployee director.

COMPENSATION COMMITTEE

     The Compensation Committee met three times in fiscal 1999. Except when an applicable statute, regulation, or plan provision requires action by the full Board, the Compensation Committee establishes any general changes in wages, salaries, perquisites and profit sharing of nonexempt and exempt employees; amends and monitors all of our qualified and nonqualified benefit plans; establishes executive officers' salaries, bonuses, perquisites, stock and other plans; and recommends to the full Board compensation for directors' service to the Company. Each member of the Compensation Committee is an independent, nonemployee director.

CORPORATE GOVERNANCE COMMITTEE

     The Corporate Governance Committee met four times in fiscal 1999. Its duties and responsibilities include acting as a nominating committee for the slate of directors and officers, periodically reviewing the performance of the Board and establishing the criteria by which Board members are to be selected and evaluated. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Corporate Governance Committee. Each member of the Corporate Governance Committee is an independent, nonemployee director.

EXECUTIVE COMMITTEE

     The Executive Committee met three times in fiscal 1999. To the extent permitted by law and the Company's Bylaws, the Executive Committee has the authority to take all actions that the Board as a whole can take.

                            DIRECTORS' COMPENSATION

FEES AND EXPENSES

     During fiscal 1999, all nonemployee directors except Mr. Bailey and Mr. Howie received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, an annual retainer of $20,000. In addition, each nonemployee director except Mr. Bailey received a $1,000 attendance fee for, and was reimbursed expenses related to, each Board and Committee meeting.

     Mr. Bailey, as Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, a $50,000 annual retainer. Mr. Howie, as Vice Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, an annual retainer of $30,000. Mr. Dunn, as President and Chief Executive Officer, received no remuneration for serving as a director.

NONEMPLOYEE DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's 1995 Stock Option Plan for Nonemployee Directors ("Directors' Stock Plan"), each nonemployee director received in fiscal 1999 an annual grant of nonqualified stock options to purchase 2,000 shares of the Company's common stock except Mr. Bailey, Mr. Howie, and Mr. Percy. Mr. Bailey, as Chairman of the Board, received options to purchase 4,000 shares, and Mr. Howie, as Vice Chairman of the Board, received options to purchase 3,000 shares. Mr. Percy received options to purchase 5,000 shares, the number of shares prescribed by the Directors' Stock Plan for an initial grant. These options become exercisable in 20% increments over a six-year period of time after the grant date. The exercise price for each option granted pursuant to the Directors' Stock Plan is the market price for the Company's common stock on the date of the grant, determined in accordance with the Directors' Stock Plan.

NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

     The Nonemployee Directors' Deferred Compensation Plan more closely aligns nonemployee directors' interests with those of the shareholders by requiring that they place at least one-half of their annual retainer at risk in exchange for receipt of deferred compensation based on future growth in the value of the Company's common stock. In addition, each nonemployee director has the option to place the other half of his annual retainer at risk for receipt of deferred compensation based on future growth in the value of the Company's common stock. We have opened a "deferred stock account" in each nonemployee director's name on our books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could have been purchased at the lesser of the market price on the first day of the retainer period (January
1) or the market price as of the July 1 immediately prior to the retainer period. Deferred stock credited to a director's account provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting an unsecured debt owed by the Company to the nonemployee director. Each nonemployee director's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. All nonemployee directors irrevocably elected to defer 100% of their 1999 annual retainer with the exception of Mr. Penick who deferred 50%.

                  BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

     The following table shows the number of shares of the Company's common stock which was beneficially owned by (i) Pioneer Investment Management, Inc., and Wellington Management Company, L.L.P., and (ii) each director and Named Executive Officer (as defined on page 8 under the heading "Base Salary") as of June 30, 1999, together with the aggregate of shares owned beneficially by all directors and executive officers as a group. As of June 30, 1999, the beneficial holdings of Pioneer Investment Management, Inc., and Wellington Management Company, L.L.P., represented approximately 8.3% and 6.6%, respectively, of the shares outstanding. No director or executive officer listed in the table beneficially owned more than 1% of the shares outstanding as of June 30, 1999. The sum of the beneficial holdings of the directors and executive officers as a group represents approximately 3.4% of the shares outstanding if the options and deferred stock units among those shares had all been outstanding on June 30, 1999.

                                                            AMOUNT AND NATURE OF
NAME                                                       BENEFICIAL OWNERSHIP(1)
----                                                       -----------------------
John W. Anderson(2).....................................             16,441
Coley L. Bailey(3)......................................             29,102
Haley Barbour(4)........................................              7,004
Frank R. Burnside, Jr.(5)...............................             43,103
W. R. Dyess(6)..........................................             28,535
Woods E. Eastland(7)....................................             14,931
John Sharp Howie(8).....................................             21,715
George Penick(9)........................................              9,727
W. A. Percy II(10)......................................              9,141
David M. Ratcliffe(11)..................................             10,007
Wayne Thames(12)........................................             18,711
Charles O. Dunn(13).....................................            221,612
C. E. McCraw(14)........................................            107,431
Robert E. Jones(15).....................................            103,918
Timothy A. Dawson(16)...................................             67,171
David W. Arnold(17).....................................             73,600
All Directors and Executive Officers as a Group(18).....            941,733
Pioneer Investment Management, Inc.(19).................          2,180,000
Wellington Management Company, L.L.P.(20)...............          1,726,000

---------------

 (1) Beneficial ownership is the ownership of stock, either direct or indirect, which includes power to vote or power to dispose of the stock. Stock which an individual may acquire by exercising options or by distribution from an employee benefits plan is beneficially owned under certain circumstances even if such an exercise or distribution has not taken place.

     The figures in the table include shares of stock that the named individuals and entities own directly. In addition, these figures include shares that certain named individuals own, or are presumed to own, indirectly as a result of their relationship with another person or entity.

     The table reflects deferred stock units credited to individual directors under the Nonemployee Directors' Deferred Compensation Plan and to individual executive officers under the Executive Deferred Compensation Plan. The figures in the table assume that deferred stock units could be converted into common stock and distributed to the named individuals within 60 days of August 1, 1999, even though many of the units referenced in the table will not be eligible for conversion and distribution within that time frame.

     The table also reflects shares subject to nonqualified stock options issued to the named individuals pursuant to the Directors' Stock Plan or the Stock Incentive Plan which could have been exercised by the named individuals on August 1, 1999, or that will become exercisable within 60 days after August 1, 1999. If exercised on August 1, 1999, the stock options listed in the above table would have no value since the price of the Company's common stock on that date was less than the exercise price on all the options which could have been exercised through that date.

     For each named individual, a footnote indicates the number of deferred stock units, options, and other indirectly held shares included in the total number. The footnote also identifies the extent to which each of the named individuals shares voting power and/or the power to dispose of any of the beneficially owned shares.

 (2) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days; and 1,000 shares which are owned by his wife, Evelyn Anderson. Mr. Anderson disclaims beneficial ownership of the 1,000 shares owned by his wife.

 (3) Includes 7,845 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 10,200 shares which are currently exercisable or will become exercisable within 60 days.

 (4) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 2,400 shares which are currently exercisable or will become exercisable within 60 days; and 250 shares which are owned by the Barbour, Griffith & Rogers Profit Sharing Trust.

 (5) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days; 28,736 shares which are owned by Newellton Elevator Company, Inc., which is an affiliate of Mr. Burnside's; and 200 shares which are owned by Mr. Burnside's minor children. Mr. Burnside shares the power to vote and dispose of the shares owned by Newellton Elevator Company, Inc.

 (6) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days; 16,100 shares which are owned by Dyess Farm Center, Inc.; and 2,704 shares which are owned by ABC Ag Center, Inc. Dyess Farm Center, Inc., and ABC AG Center, Inc., are affiliates of Mr. Dyess's.

 (7) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days.

 (8) Includes 5,936 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,200 shares which are currently exercisable or will become exercisable within 60 days; and 1,903 shares which are owned by Pauline W. Howie and John Sharp Howie DBA Cedar Grove Plantation.

 (9) Includes 2,835 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days.

(10) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 1,000 shares which are currently exercisable or will become exercisable within 60 days.

(11) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days.

(12) Includes 3,960 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 5,100 shares which are currently exercisable or will become exercisable within 60 days.

(13) Includes 2,057 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 196,288 shares which are currently exercisable or will become exercisable within 60 days.

(14) Includes 1,171 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 99,210 shares which are currently exercisable or will become exercisable within 60 days.

(15) Includes 1,131 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 93,750 shares which are currently exercisable or will become exercisable within 60 days.

(16) Includes 946 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 58,225 shares which are currently exercisable or will become exercisable within 60 days.

(17) Includes options to purchase 72,600 shares which are currently exercisable or will become exercisable within 60 days.

(18) Includes 19,674 shares owned outright by officers not named in the table; 1,415 deferred stock units credited to such officers under the Executive Deferred Compensation Plan; and options to purchase 138,495 shares granted to such officers which are currently exercisable or will become exercisable within 60 days.

(19) Pioneer's business address is 60 State Street, Boston, Massachusetts 02109.

(20) Wellington's business address is 75 State Street, Boston, Massachusetts 02109.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Board has established a four-member Compensation Committee. Each member of the Committee is an independent, nonemployee director.

     Our Executive Compensation Program is designed to attract and retain qualified executives by providing a total compensation package that is competitive with compensation packages provided by comparable organizations. In addition, the Executive Compensation Program seeks to align the interests of management with the interests of our shareholders and to promote the enhancement of shareholder value by encouraging our executive officers to maintain a certain level of stock ownership and providing stock-based performance compensation arrangements. Through its bonus programs, the Executive Compensation Program also motivates management to attain preset commercial goals for the Company. The 1999 fiscal year Program and a specific discussion as to the compensation of Mr. Dunn, the President and Chief Executive Officer, are set forth below.

STOCK OWNERSHIP GUIDELINES

     In order to advance its belief that shareholder value will be enhanced by tying the interests of the Company's executive officers to those of the Company's shareholders, the Compensation Committee established stock ownership guidelines for the executive officers which encourage or, in some circumstances, require each executive officer to own and maintain a certain amount of the Company's common stock at his own expense. The specific guideline amount applicable to each individual is dependent on his position with the Company.

BASE SALARY

     The Compensation Committee approved the individual salary levels set forth on the Summary Compensation Table for the five highest compensated executive officers (collectively, the "Named Executive Officers") after (i) reviewing factors such as position and compensation levels for comparable positions in similar organizations (including companies represented in the Custom Composite Index now shown in the Performance Graph), (ii) conducting subjective individual performance evaluations that focused upon key financial criteria, such as earnings per share, return on equity and growth in shareholder value and nonfinancial performance measures, such as employee, customer and supplier relationships, environmental compliance, employee safety, productivity enhancements and management development, and (iii) considering the recommendations of Mr. Dunn regarding individual pay treatment for the Named Executive Officers other than himself. The Committee's evaluation of Mr. Dunn was based on the same criteria plus the following additional subjective criteria: his representation of the Company to investors and financial analysts, his participation in industry and community affairs, and his relationship with the Board and customers, as well as with our employees.

ANNUAL BONUSES

     The Officer and Key Employee Incentive Plan permits annual bonuses to participants selected by the Compensation Committee based on an "economic value added" concept. No bonuses are paid under the Officer and Key Employee Incentive Plan unless our "Consolidated Performance" equals our "Weighted Average Cost of Capital," all as defined in the Officer and Key Employee Incentive Plan as "Threshold Performance." We achieve Superior Performance and Extraordinary Performance when our Consolidated Performance exceeds our Weighted Average Cost of Capital by 8% and 20%, respectively. When our Consolidated Performance equals Threshold, Superior or Extraordinary Performance, each participant receives a bonus equal to his "Threshold Bonus," "Superior Bonus," or "Extraordinary Bonus" as established by the Compensation Committee. When our Consolidated Performance exceeds our Threshold Performance but is less than our Superior Performance, or exceeds our Superior Performance but is less than our Extraordinary Performance, each participant receives a bonus adjusted to reflect the extent to which our Performance exceeds Threshold or Superior Performance, as the case may be. The Compensation Committee has the discretion to reduce any Bonus down to the Threshold Bonus. The President and Chief Executive Officer's Threshold Bonus is 30% of his base salary, his Superior Bonus is 60% of his base salary and his Extraordinary Bonus is 90% of his base salary. The four other Named Executive Officers are also included in the Incentive Plan. Their Threshold Bonuses are 15%; their Superior Bonuses are 30%; and their Extraordinary bonuses are 45%. No bonuses were paid under the Incentive Plan during fiscal year 1999 because we did not reach Threshold Performance.

     The Named Executive Officers, along with all of our other nitrogen employees, were also eligible for a profit sharing payment of up to 10% of their base annual salaries, based solely on our nitrogen operating results during fiscal 1999. The Named Executive Officers did not receive a profit sharing payment for services rendered in fiscal 1999.

EXECUTIVE DEFERRED COMPENSATION PLAN

     The Executive Deferred Compensation Plan more closely aligns the interests of the Company's executive officers and certain key employees selected by the Compensation Committee with those of the shareholders by allowing the participants to risk certain payments otherwise payable to them for deferred compensation based on future growth in the value of the Company's common stock. Participants may irrevocably elect, prior to the beginning of a calendar year, to defer some or all of any profit sharing or bonus payment they would otherwise receive in such calendar year for a minimum period of 18 months from the date of the election. The Company has opened a "deferred stock account" in each participant's name on the Company's books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could be purchased at the lesser of the market price as of the July 1 immediately prior to the calendar year in which the payment in question would otherwise have occurred or the market price on the date the deferred amount would otherwise have been paid. Deferred stock provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting an unsecured debt from the Company to the participant. Each participant's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. Payment, when made, will be in the form of actual Company common stock, and the number of shares received will equal the number of deferred shares then credited to a participant's deferral account. The deferred payment will not be included in a participant's income until distribution of the stock is made from the stock deferral account. The amount taken into income will be the then market value of the Company's common stock. Although all Named Executive Officers except Dr. Arnold elected to defer 100% of any profit sharing and bonus they were entitled to receive as a result of services rendered in fiscal 1999, no credits were posted to their deferred stock accounts due to the fact that no bonus or profit sharing payments were made to these individuals in fiscal 1999.

STOCK INCENTIVE PLAN

     The Compensation Committee also administers the Stock Incentive Plan. The Committee evaluated the contribution of executive officers and key employees, including the Named Executive Officers, and based on its evaluation, options to purchase an aggregate of 184,000 shares of the Company's common stock were awarded during the fiscal year ended June 30, 1999. The specific grants made to the Named Executive Officers are set forth in the Stock Option Grants Table. Individual grants are based primarily on the grantee's level of responsibility and potential impact on the Company's consolidated performance. The exercise or purchase price applicable to all options to purchase shares granted pursuant to the Stock Incentive Plan is equal to the fair market value of such stock on the date of option grant.

INTERNAL REVENUE CODE SECTION 162(M) IMPLICATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for compensation paid to each of the Named Executive Officers to $1,000,000 per year. The Internal Revenue Code provides an exemption from the deduction limit for certain types of "performance-based compensation." The Compensation Committee's general philosophy has been to qualify incentive compensation arrangements for the Named Executive Officers for the "performance-based compensation" exemption, so as to preserve our federal income tax deduction for such arrangements to the extent practicable should compensation for the Named Executive Officers ever approach $1,000,000 in any given year. Specifically, the Stock Incentive Plan, the Officer and Key Employee Incentive Plan and the Executive Deferred Compensation Plan are generally intended to provide benefits that qualify as "performance-based compensation" that is exempt from the $1,000,000 deduction limit. However, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and nondeductible payments could occur, for example, in the event of a change of control.

     None of the Named Executive Officers exceeded the $1,000,000 limit for fiscal year 1999. It is not anticipated that any of the Named Executive Officers will exceed the limit for fiscal year 2000.

COMPENSATION COMMITTEE COMPOSITION

     The foregoing report is submitted by the members of the Compensation Committee as of June 30, 1999: John Sharp Howie, Chairman; Frank R. Burnside, Jr.; David Ratcliffe; and W. A. Percy II.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The table below sets forth the compensation paid by the Company to each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                  ANNUAL COMPENSATION                   COMPENSATION
                                     ---------------------------------------------   ------------------
                                                                        OTHER
                                                                       ANNUAL            SECURITIES
        NAME AND PRINCIPAL                  SALARY(1)   BONUS(2)   COMPENSATION(3)   UNDERLYING OPTIONS
             POSITION                YEAR      ($)        ($)            ($)                (#)
        ------------------           ----   ---------   --------   ---------------   ------------------
Charles O. Dunn                      1999    489,456          0        14,071              38,000
  President and Chief                1998    424,836          0        12,026              38,000
  Executive Officer                  1997    362,256    155,770        10,684              37,219
C. E. McCraw                         1999    265,416          0         7,779              20,000
  Senior Vice President --           1998    241,851          0         7,396              19,000
  Operations                         1997    238,188     73,838         7,025              18,630
Robert E. Jones                      1999    265,416          0         7,664              20,000
  Senior Vice President --           1998    233,643          0         6,765              18,000
  Corporate Development              1997    205,212     63,616         6,052              17,250
Timothy A. Dawson                    1999    215,352          0         6,213              15,000
  Senior Vice President and          1998    195,204          0         5,826              14,000
  Chief Financial Officer            1997    176,544     44,136         5,111              12,500
David W. Arnold                      1999    210,216          0         6,207              14,000
  Senior Vice President --           1998    199,980      9,739         6,076              14,000
  Technical Group                    1997    188,412     47,103         5,557              13,800

---------------

(1) Although each of the Named Executive Officers is normally entitled to a raise in excess of 2 1/2% under the Company's salary administration program, raises effective July 1, 1999, for all executive officers were limited to 2 1/2% by the Compensation Committee as a result of the Company's performance.

(2) None of the Named Executive Officers received a bonus or profit sharing payment for fiscal 1999. Mr. Dunn, Mr. McCraw, Mr. Jones and Mr. Dawson elected to defer their 1998 profit sharing payments of $20,690; $11,778; $11,378 and $9,506, respectively, pursuant to the Executive Deferred Compensation Plan. These amounts are excluded from the table, and the amounts of deferred stock units credited to these individuals pursuant to the Executive Deferred Compensation Plan are reflected in the Beneficial Ownership of Stock Table.

(3) Amounts represent the Company's matching contributions on the employee's salary deferral contributions under the 401(k) Plan and Supplemental Benefit Plan.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal 1999. We used the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. The Black-Scholes option pricing model includes assumptions which may or may not be realized or realistic. Each Named Executive Officer realizes value from the stock options only to the extent that the price of the Company's common stock on the exercise date exceeds the price of the stock on the grant date. Thus, there is no assurance that the value realized by the Named Executive Officers will be at or near the value estimated by the Black-Scholes model. These amounts should not be used to predict performance of the Company's common stock.

                  STOCK OPTION GRANTS DURING 1999 FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                 -------------------------------------------
                                   NUMBER
                                     OF
                                 SECURITIES     % OF TOTAL
                                 UNDERLYING   STOCK OPTIONS      PURCHASE,
                                  OPTIONS       GRANTED TO     EXERCISE, OR                    GRANT DATE
                                  GRANTED      EMPLOYEES IN    BASE PRICE(2)   EXPIRATION   PRESENT VALUE(3)
NAME                                (#)       FISCAL YEAR(1)     ($/SHARE)        DATE            ($)
----                             ----------   --------------   -------------   ----------   ----------------
Charles O. Dunn................    38,000         20.65            16.24        07/01/08        228,000
C. E. McCraw...................    20,000         10.87            16.24        07/01/08        120,000
Robert E. Jones................    20,000         10.87            16.24        07/01/08        120,000
Timothy A. Dawson..............    15,000          8.15            16.24        07/01/08         90,000
David W. Arnold................    14,000          7.61            16.24        07/01/08         84,000

---------------

(1) Total options to purchase the Company's common stock granted during fiscal 1999 were for 184,000 shares to the Named Executive Officers and all other employees. All options granted are exercisable within six months of their July 1, 1998, grant date. No stock appreciation rights ("SARs") were granted in fiscal 1999. All options vest immediately in the event of a change of control as defined in the Stock Incentive Plan.

(2) Determined by the average closing price of the Company's common stock on the 20 trading days prior to the grant date.

(3) The model assumptions include (a) an option term of six years, (b) a risk-free rate of return of 5.80%, (c) a 33% volatility, and (d) an expected dividend yield of 2.33%. If exercised on August 31, 1999, the stock options granted in fiscal 1999 would have no value since the market value of the Company's common stock as of that date was less than the exercise price of $16.24 per share.

OPTIONS EXERCISES AND HOLDINGS

     The following table sets forth information relating to the exercise of options during fiscal 1999 by the Named Executive Officers and unexercised options held by the Named Executive Officers as of June 30, 1999:

              AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR AND
                  FISCAL YEAR ENDED JUNE 30, 1999, VALUE TABLE

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED STOCK
                                                           UNDERLYING UNEXERCISED               OPTIONS AT
                                SHARES                   OPTIONS AT FY-END 06/30/99           FY-END 06/30/99
                              ACQUIRED ON    VALUE                  (#)                             ($)
                               EXERCISE     REALIZED   ------------------------------   ---------------------------
NAME                              (#)         ($)      EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   --------------   -------------   -----------   -------------
Charles O. Dunn.............       0           0          196,288             0              0              0
C. E. McCraw................       0           0           99,210             0              0              0
Robert E. Jones.............       0           0           93,750             0              0              0
David W. Arnold.............       0           0           72,600             0              0              0
Timothy A. Dawson...........       0           0           58,225             0              0              0

---------------

(1) Exercisable numbers are the number of options that could have been exercised as of June 30, 1999.

PENSION AND OTHER RETIREMENT BENEFITS

     The following table sets forth the estimated single-life annual pension annuity benefit provided to eligible participants at age 65 under the Company's Retirement Plan and Supplemental Benefit Plan combined, based on the specified levels of pay and years of credited service. The Supplemental Benefit Plan provides benefits that are available to all participants in the Company's qualified defined benefit ("Retirement Plan") and defined contribution ("401(k) Plan") plans but would otherwise be denied participants in the Supplemental Benefit Plan by reason of certain Internal Revenue Code limitations. Listed benefits are not subject to deductions for social security or other offset amounts.

                               PENSION PLAN TABLE
                                  (IN DOLLARS)

                                                      YEARS OF SERVICE
                                       -----------------------------------------------
REMUNERATION                             15        20        25        30        35
------------                           -------   -------   -------   -------   -------
   25,000............................    4,688     6,250     7,813     9,375    10,938
   50,000............................    9,375    12,500    15,625    18,750    21,875
  100,000............................   23,520    30,640    37,513    44,610    52,045
  150,000............................   38,520    50,640    62,513    74,610    87,045
  200,000............................   53,520    70,640    87,513   104,610   122,045
  250,000............................   68,520    90,640   112,513   134,610   157,045
  300,000............................   83,520   110,640   137,513   164,610   192,045
  350,000............................   98,520   130,640   162,513   194,610   227,045
  400,000............................  113,520   150,640   187,513   224,610   262,045
  450,000............................  128,520   170,640   212,513   254,610   297,045
  500,000............................  143,520   190,640   237,513   284,610   332,045

     Pension benefits are based on the average earnings over the five-year period of time preceding retirement and do not include bonus, overtime or shift differentials. The table below shows the average earnings of the Named Executive Officers for the last five fiscal years. In addition, the table includes the number of years of credited service obtained by the Named Executive Officers as of the end of fiscal 1999.

NAME                                               AVERAGE EARNINGS   YEARS OF SERVICE
----                                               ----------------   ----------------
Charles O. Dunn..................................      $386,111              20
C. E. McCraw.....................................      $238,855              25
Robert E. Jones..................................      $215,549              24
David W. Arnold..................................      $191,306              32
Timothy A. Dawson................................      $170,806              17

SEVERANCE AGREEMENTS

     The Compensation Committee has approved the entering of severance agreements between the Company and each of the Named Executive Officers. Each of the agreements with the Named Executive Officers provides certain additional compensation in the event of termination of the executive's employment in connection with a change of control (as defined in the agreements) of the Company. Payments are triggered under each agreement if the executive is terminated within three years following a change of control "without cause" (as defined in the agreements); if the executive terminates employment for "good reason" (as defined in the agreements) within three years following a change of control; or if the executive terminates employment for any reason within 90 days of a change of control. The benefits paid generally include an amount equal to the executive's annual base salary; a pro rata portion of the executive's target bonus ("Superior Bonus" as defined in the Officer and Key Employee Incentive
Plan) for the current fiscal year; a cash payment equal to 36 or more months of medical plan premiums; and continuation of, and payment of premiums for, certain welfare benefits. If the executive executes a liability release in the Company's favor, he will be entitled to benefits equal to another two times his base salary. Total benefits contingent on termination of employment in connection with a change of control (including special change of control benefits under the Supplemental

Benefit Plan and Stock Incentive Plan) are generally limited so that the Company will not pay any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code unless the amounts that would be reduced to avoid any such excess parachute payment are more than the additional taxes (including the excise tax under Internal Revenue Code Section 4999) that would be due if such amounts were paid to the executive.

PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON AUGUST 31, 1994
                           WITH DIVIDENDS REINVESTED

                                                  MISSISSIPPI CHEMICAL               S&P 600              CUSTOM COMPOSIT INDEX
                                                  --------------------               -------              ---------------------
Aug-94                                                   100.00                      100.00                      100.00
Jun-95                                                   126.00                      111.00                      120.00
Jun-96                                                   129.00                      140.00                      146.00
Jun-97                                                   136.00                      171.00                      153.00
Jun-98                                                   110.00                      204.00                      133.00
Jun-99                                                    68.00                      199.00                      105.00

THE 6-STOCK CUSTOM COMPOSITE INDEX CONSISTS OF AGRIUM INC., IMC GLOBAL INC., NORSK HYDRO AS-ADR, PHOSPHATE RESOURCE PARTNERS, POTASH CORPORATION OF SASKATCHEWAN AND TERRA INDUSTRIES INC.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS

     Any proposals that shareholders desire to have presented at the 2000 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than July 1, 2000, for inclusion in our 2000 proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Exchange Act requires all of the Company's executive officers and directors to report any changes in their ownership of the Company's common stock to the Securities and Exchange Commission and to us. Based solely upon a review of these reports, we believe that during fiscal 1999 our executive officers and directors complied with all Section 16 filing requirements.

INDEPENDENT AUDITORS

     Arthur Andersen LLP, independent certified public accountants, served as the Company's independent auditor for fiscal year 1999. Representatives of Arthur Andersen LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Upon the recommendation of the Audit Committee, the Board has selected Arthur Andersen LLP as the Company's independent auditor for fiscal year 2000.

          PROPOSAL -- APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION
                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
                               (PROXY ITEM NO. 2)

     On August 2, 1994, the Board adopted the Mississippi Chemical Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The shareholders approved the Stock Incentive Plan on November 14, 1995. The Stock Incentive Plan currently reserves 1,400,000 shares of the Company's common stock for issuance to executive officers and key employees of the Company through grants of stock options, SARs and stock awards. As of August 1, 1999, options to purchase 1,267,805 shares of common stock have been granted under the Stock Incentive Plan and options to purchase 1,255,714 of those shares remain outstanding. No SARs or stock awards have been granted under the Stock Incentive Plan. Only 132,195 shares of common stock remain available for future grants under the Stock Incentive Plan.

     In order to continue the issuance of stock incentives to the Company's executive officers and key employees, on July 22, 1999, the Compensation Committee recommended, and the Board adopted, an amended and restated version of the Stock Incentive Plan (the "Restated Stock Incentive Plan") that (i) increases the number of shares of the Company's common stock available for issuance under the Stock Incentive Plan from 1,400,000 shares to 3,400,000 shares, (ii) clarifies the Company's ability to deduct compensation paid under the Stock Incentive Plan to certain individuals under Section 162(m) of the Internal Revenue Code, and (iii) makes other clarifications in the Stock Incentive Plan. The Board requests that the shareholders approve the Restated Stock Incentive Plan to enable the Company to attract, retain and motivate outstanding officers and employees.

     The following description of the Restated Stock Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Restated Stock Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement. The following summary describes the material features of the Restated Stock Incentive Plan.

     SHARES RESERVED. There have been reserved for issuance under the Restated Stock Incentive Plan 3,400,000 shares of common stock. This represents an incremental increase of 2,000,000 shares. The maximum number of stock options which may be awarded to any single participant in any fiscal year during the term of the Restated Stock Incentive Plan remains at 200,000.

     ADMINISTRATION. The Compensation Committee of the Board will continue to administer the Restated Stock Incentive Plan. The Compensation Committee determines individuals to receive grants, the form of such grants, the number of shares to be awarded, and the period, terms and conditions of the grants. The Compensation Committee may interpret the Restated Stock Incentive Plan and establish rules to administer the Plan. The Compensation Committee may delegate to the Chief Executive Officer the administration of benefits granted to nonofficer participants.

     ELIGIBILITY. Benefits may be granted to executive officers and other key employees of the Company and its subsidiaries selected by the Compensation Committee.

     BENEFITS UNDER THE PLAN. Benefits under the Restated Stock Incentive Plan may be granted in any one or a combination of stock options, SARs and stock awards. Stock options can be either incentive stock options or nonqualified stock options. To date, only nonqualified stock options have been awarded under the Stock Incentive Plan. That practice is expected to continue for the foreseeable future.

     The option exercise price (i.e., the purchase price which the optionee is required to pay) of both incentive stock options and nonqualified stock options must be at least 100% of the fair market value of the Company's common stock on the date of grant. The value of SARs will be based on the fair market value on the date of grant of the related option or on the date of grant of the SARs, whichever is applicable. Stock options and SARs shall be exercisable not earlier than six months and not later than ten years after the date of grant. The option price may be paid by check or by delivery of shares of common stock then owned by the employee. Cashless exercise is also permitted.

     Absent special sanction by the Compensation Committee, benefits are generally not transferable and may be exercised only by the employee. Benefits may be exercised after death by the executor or administrator or by the person to whom the benefit has passed under will or by law.

     ADJUSTMENT. The number of shares of the Company's common stock subject to a benefit shall be adjusted if there is an increase in the number of issued shares without the payment of new consideration to the Company (for example, due to a stock dividend or stock split). Each benefit may also provide for the continuation or adjustment of benefits if the Company is merged, reorganized or similarly affected.

     AMENDMENT. The Board may amend the Restated Stock Incentive Plan at any time (subject to shareholder approval); provided, however, that any amendment may not adversely affect the Restated Stock Incentive Plan's status as a protected plan for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

     CHANGE IN CONTROL. In the event of a change in control of the Company, all outstanding stock options and SARs shall become immediately exercisable and all stock awards shall immediately vest. The plan states that a "change in control" of the Company shall occur if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of our then-outstanding securities, or (ii) individuals who constitute a majority of the Board immediately prior to a contested election for position on the Board cease for any reason to constitute at least a majority of the Board as a result of such contested election, or (iii) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another entity and, as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by our former shareholders, or (iv) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a participant who is granted an option or SAR will not realize any taxable income at the time of grant. The participant will have taxable income at the time of exercise of a nonqualified stock option equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a corresponding deduction. The participant will have no taxable income at the time of the exercise of an incentive stock option and any gain realized on the subsequent disposition of the stock will qualify for long-term capital gain treatment if the shares are held for at least two years from the date of grant of the option and one year from the date of its exercise. The Company will not be entitled to any deduction if shares obtained upon the exercise of an incentive stock option are disposed of after meeting the holding periods. The participant will have taxable income at the time of the exercise of an SAR equal to the amount of cash or value of shares received upon exercise.

     SHAREHOLDER APPROVAL. The Restated Stock Incentive Plan shall be null and void if shareholder approval is not obtained at the Annual Meeting.

VOTE REQUIRED

     The vote of a majority of the shares present and voting at the Annual Meeting is required for approval of the Restated Stock Incentive Plan.

 THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTATED STOCK INCENTIVE
                                     PLAN.

                                                                      APPENDIX A

                        MISSISSIPPI CHEMICAL CORPORATION
                              AMENDED AND RESTATED
                           1994 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable Mississippi Chemical Corporation (the "Company") to offer certain officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interest between such employees and the Company's shareholders.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board of Directors") or by such other committee of the Board of Directors designated by the Board of Directors for such purpose. The Compensation or other Committee administering this Plan (the "Committee") shall be comprised solely of two or more individuals who are each a "nonemployee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and also an "outside director" within the meaning of Treasury Regulation sec. 1.162-27(e)(3) (the "Committee"). The Committee will approve the forms of agreements relating to the benefits granted hereunder, containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, which agreements may be executed on behalf of the Company by the Chief Executive Officer or any Vice President of the Company. Notwithstanding the foregoing, the Committee shall have exclusive authority to make and administer grants to individuals who are or may reasonably be expected to become "covered employees," as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), which are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C).

     The Committee will have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the agreements relating to the benefits granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee are final and conclusive. No member of the Committee may be held liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any benefit hereunder, and the members of the Committee will be entitled to defense, indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law and by the Articles of Incorporation of the Company. Except to the extent prohibited by applicable law or the applicable rule of a stock exchange, the Committee may delegate all or any part of its responsibilities and powers with respect to nonofficer participants to the Chief Executive Officer of the Company or any other person selected by it, which delegation may be revoked at any time.

     3. Eligibility. Benefits under the Plan may be granted to any officer or other key employee of the Company or one of its subsidiaries on the basis of the special importance of their services in the management, development and/or operations of the Company and its subsidiaries. For these purposes, a subsidiary includes any corporation, partnership or other entity that is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

     4. Benefits. The benefits that may be granted under the Plan consist of (a) stock options, (b) stock appreciation rights, and (c) stock awards.

     5. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 3,400,000 shares of common stock of the Company, subject to adjustment pursuant to Section 13 below, which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares that may be covered by benefits granted to any one participant in any fiscal year is 200,000 shares, subject to adjustment pursuant to Section 13 below. No more than 160,000 shares, subject to adjustment pursuant to Section 13 below, may be issued as stock awards hereunder. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under this Plan. Notwithstanding the foregoing, subject to adjustment pursuant to Section 13 below, no more than 200,000 shares may be subject to stock options or stock appreciation rights that are intended to be "performance-based compensation," as that term is used in
Section 162(m) of the Code, granted to any one participant in any fiscal year; solely for purposes of this limitation, options or stock appreciation rights that are cancelled continue to count against the limit, and options or stock appreciation rights that are repriced are treated as if they had been cancelled and new grants made.

     6. Stock Options. Stock options shall consist of options to purchase shares of common stock of the Company. Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Code Section 422, while certain other options granted under the Plan will constitute nonqualified options, in each case as determined by the Committee. The exercise price for any stock option shall be not less than 100% of the fair market value of the common stock of the Company on the date the stock option is granted; provided, however, that, if the participant owns on the date of grant more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries (a "10% Holder"), as more fully described in Section 422(b)(6) of the Code or any successor provision, the exercise price for any incentive stock option granted to the 10% Holder must not be less than 110% of the fair market value of the common stock of the Company on the date of grant. The aggregate fair market value (determined as of the time the stock option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all plans of the employer of such participant and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies) may not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

     Upon exercise, the exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant. A participant may also use cashless exercise as permitted under Regulation T, 12 CFR Part 220, or any successor provision
("Regulation T"), if the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended. Under Regulation T, any stock option granted under the Plan may be exercised by a broker-dealer acting on behalf of a participant if (a) the broker-dealer has received from the participant or the Company a fully- and duly-endorsed agreement evidencing such stock option, together with instructions signed by the participant requesting the Company to deliver the shares subject to such stock option to the broker-dealer on behalf of the participant and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the participant have otherwise complied with Section 220.3(e)(4) of Regulation T.

     Stock options will become exercisable at such time or times and subject to such terms and conditions as may be determined by the Committee at the time of grant; provided, however, that no stock option may be exercisable prior to six months after the option grant date and no incentive stock option may be exercisable later than ten years after the grant date, or five years for any incentive stock option granted to a 10% Holder. The terms and conditions under which a benefit may be exercised after a participant's termination of employment will be determined by the Committee, except as otherwise provided herein. The conditions under which such post-termination exercises may be permitted with respect to incentive stock options must be determined in accordance with the provisions of Section 422 of the Code and as otherwise provided in this Section 6 above.

     7. Stock Appreciation Rights. Stock appreciation rights may be granted in conjunction with the grant of any nonqualified stock option granted hereunder and shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) A stock appreciation right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six months prior to its expiration;

          (b) Stock appreciation rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and elect to receive in exchange therefor cash in an amount equal to:

             (i) The excess of the fair market value on the date of such election of one share of common stock over the option price, multiplied by

             (ii) The number of shares issuable upon exercise of such option or portion thereof which is so surrendered.

          (c) The Committee shall satisfy a participant's right to receive the amount of cash determined under paragraph (b) hereof in whole or in part by delivering shares of the common stock of the Company equal in value to such amount as of the date of the participant's election.

          (d) In the event of the exercise of a stock appreciation right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

     8. Stock Awards. Stock awards will consist of the grant of shares of common stock of the Company to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. A stock award shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals or other objective criteria established by the Committee over a designated period of time. The Committee may designate whether the grant of any stock award is intended to be "performance-based compensation," as that term is used in Section 162(m) of the Code, which stock award must be conditioned on the achievement of one or more performance measures established by the Committee. The performance measures established by the Committee may include earnings per share, total return on shareholder equity, or such other goals as may be established by the Committee in its discretion. For stock awards intended to be "performance-based compensation," the grant of the stock award and the establishment of the performance measures must be made during the period required under Section 162(m) of the Code.

     9. Transferability. Incentive stock options granted under this Plan may not be transferred other than by will or the laws of descent and distribution, and each incentive stock option may be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative. Participants may transfer nonqualified stock options and stock awards only as provided by the Committee.

     10. Change in Control. In the event of a change in control of the Company, all outstanding stock options and stock appreciation rights shall become immediately exercisable and all stock awards shall immediately vest with all performance goals deemed fully achieved. For these purposes, change in control means the occurrence of any of the following events, as a result of one transaction or a series of transactions:

          (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, its affiliates and any qualified or nonqualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (b) individuals who constitute a majority of the Board of Directors immediately prior to a contested election for positions on the Board of Directors cease to constitute a majority as a result of such contested election;

          (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another entity and, as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of the Company; or

          (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

Notwithstanding the foregoing, benefits payable on a change of control shall be limited so that no excess parachute payments, as defined in Code Section 280G(b)(1), occur in accordance with such additional provisions as the Committee includes in the award pursuant to Section 11 below.

     11. Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including such provisions as may be required to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment.

     12. Fair Market Value. The fair market value of the Company's common stock at any time shall be determined in such manner as the Committee may deem equitable or as required by applicable law or regulation.

     13. Adjustment Provisions.

          (a) If the Company at any time changes the number of issued shares of common stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit hereunder shall be adjusted to the number of shares as is equitably required, together with an appropriate adjustment to the exercise price of stock options so that the aggregate consideration payable to the Company, if any, upon exercise of such option will not be changed.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) In the event of any merger, consolidation or reorganization of the Company with any other entity, there may be substituted, on an equitable basis as determined by the Committee, for each share of common stock then reserved for issuance under the Plan and for each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction.

     14. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules that it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with any benefit under the Plan by electing to have the Company withhold shares of common stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld.

     15. Term of Plan; Amendment, Modification or Cancellation of Benefits. The Plan will be unlimited in duration and, in the event of termination of the Plan, will remain in effect as long as any benefits granted hereunder remain outstanding; provided, however, that no incentive stock option may be granted more than ten years after the date of the approval of this Plan by the shareholders of the Company, or the date of approval of this amendment and restatement for incentive stock options granted based upon the increase in shares affected by such amendment and restatement. The terms and conditions applicable to any benefits granted prior to termination of the Plan may at any time be amended or cancelled by mutual agreement between the Committee and the participant or any other persons as may then have an interest therein and may be unilaterally modified by the Committee whenever such modification is deemed necessary to protect the Company or its shareholders.

     16. Amendment or Discontinuation of Plan. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of a majority of the shareholders. The Board of Directors may suspend the Plan or discontinue the Plan at any time; provided, however, that no such action may adversely affect any outstanding benefit.

     17. Shareholder Approval. The Plan was adopted by the Board of Directors on August 2, 1994, and was approved by the shareholders on November 9, 1994. This amendment and restatement of the Plan was adopted by the Board of Directors on July 22, 1999, subject to shareholder approval. This amendment and restatement of the Plan and any benefits granted based upon such amendment and restatement will be null and void if shareholder approval is not obtained at the next annual meeting of shareholders.

PROXY                MISSISSIPPI CHEMICAL CORPORATION                      PROXY
                ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 9, 1999
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders to be held at the Owen Cooper Administration~Building, Highway 49 East, Yazoo City, Mississippi, at 9:00 a.m. (local time), on Tuesday, November 9, 1999, and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2002: Haley Barbour, W. R. Dyess, David M. Ratcliffe and Wayne Thames.

APPROVAL OF AMENDED AND RESTATED MISSISSIPPI CHEMICAL CORPORATION 1994 STOCK INCENTIVE PLAN.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board's recommendations, just sign on the reverse side. You need not mark any ovals.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                   (Continued and to be signed on reverse side.)




                        MISSISSIPPI CHEMICAL CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



1.   Election of Directors (see reverse)

                                                ALL
         FOR              WITHHOLD             EXCEPT
         [ ]                [ ]                 [ ]

                                                          ----------------------
                                                            Nominee Exceptions

2.   Amended and Restated Stock Incentive Plan

         FOR              AGAINST             ABSTAIN
         [ ]                [ ]                 [ ]

3. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.

     The shares represented by this Proxy will be voted at the meeting. This Proxy is solicited on behalf of the Board and will be voted in accordance with the specifications made above. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS AND "FOR" APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

     Dated:                                                               , 1999
           ---------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
                         (Signature(s) of Shareholder(s))

     (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)